Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

EXCHANGE ACT RULE 13a-14(a)

I, John R. Ambroseo, certify that:

1.                                      I have reviewed this Annual Report on Form 10-K/A of Coherent, Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 1, 2010

By:	/s/ JOHN R. AMBROSEO
John R. Ambroseo
President and Chief Executive Officer